UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2009

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities

     On September 14, 2009, Revett Minerals (“Revett”) issued an aggregate of 1,100,00 options to purchase shares of its common stock to four (4) directors of Revett Minerals, exercisable at the price of US$0.09 per share from September 11, 2009 through September 11, 2014. Officers receiving options included John G. Shanahan, Revett’s President and Chief Executive Officer, and Director’s Tony L. Alford, Timothy R. Lindsey and David R. Lewis, who received the following stock option grants:

Name	No. Shares	Exercise Price	Expiry Date
John G. Shanahan	275,000	$0.09	September 11, 2014
Timothy R. Lindsey	275,000	$0.09	September 11, 2014
Tony L. Alford	275,000	$0.09	September 11, 2014
David R. Lewis	275,000	$0.09	September 11, 2014

     All of the options and stock were issued pursuant to the provisions of Revett’s 2005 Equity Incentive Plan and in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(Registrant)

Date: September 16, 2009	By:	/s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary